Exhibit 99.2

LETTER TO DTC PARTICIPANTS REGARDING THE OFFER TO EXCHANGE

April 2019 Notes:

$525,342,000 3.125% Senior Notes due 2021

$692,841,000 3.125% Senior Notes due 2022

$1,044,409,000 3.625% Senior Notes due 2024

$2,500,000,000 4.250% Senior Notes due 2026

$3,000,000,000 4.750% Senior Notes due 2029

May 2020 Notes: $1,000,000,000 2.250% Senior Notes due 2023 $2,250,000,000 3.150% Senior Notes due 2025 $2,750,000,000 4.150% Senior Notes due 2030 $2,000,000,000 4.300% Senior Notes due 2032

April 2020 Notes: $2,250,000,000 4.700% Senior Notes due 2025 $2,250,000,000 5.000% Senior Notes due 2030	June 2020 Notes: $1,695,320,000 3.459% Senior Notes due 2026 $2,222,349,000 4.110% Senior Notes due 2028

FOR

April 2019 Notes:

$525,342,000 3.125% Senior Notes due 2021

$692,841,000 3.125% Senior Notes due 2022

$1,044,409,000 3.625% Senior Notes due 2024

$2,500,000,000 4.250% Senior Notes due 2026

$3,000,000,000 4.750% Senior Notes due 2029

May 2020 Notes: $1,000,000,000 2.250% Senior Notes due 2023 $2,250,000,000 3.150% Senior Notes due 2025 $2,750,000,000 4.150% Senior Notes due 2030 $2,000,000,000 4.300% Senior Notes due 2032

April 2020 Notes: $2,250,000,000 4.700% Senior Notes due 2025 $2,250,000,000 5.000% Senior Notes due 2030	June 2020 Notes: $1,695,320,000 3.459% Senior Notes due 2026 $2,222,349,000 4.110% Senior Notes due 2028

OF

BROADCOM INC.

PURSUANT TO THE PROSPECTUS DATED                 , 2020

144A CUSIPS:		Reg S CUSIPS:
April 2019 Notes: 11135F AA9 11135F AC5 11135F AD3 11135F AE1 11135F AB7	May 2020 Notes: 11135F AU5 11135F AT8 11135F AP6 11135F AR2	April 2019 Notes: U1109M AA4 U1109M AC0 U1109M AD8 U1109M AE6 U1109M AB2	May 2020 Notes: U1109M AN6 U1109M AM8 U1109M AK2 U1109M AL0

April 2020 Notes: 11135F AF8 11135F AH4	June 2020 Notes: 11135F AM3 11135F AK7	April 2020 Notes: U1109 MAF3 U1109 MAG1	June 2020 Notes: U1109M AJ5 U1109M AH9

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON , 2020, UNLESS EXTENDED (THE “EXPIRATION DATE”).

[DATE]

To Securities Dealers, Commercial Banks

Trust Companies and Other Nominees:

Enclosed for your consideration is a prospectus dated                 , 2020 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Broadcom Inc., a Delaware corporation (the “Issuer”), to exchange up to $525,342,000 aggregate principal amount of any and all of its outstanding privately placed 3.125% senior notes due 2021, $692,841,000 aggregate principal amount of any and all of its outstanding privately placed 3.125% senior notes due 2022, $1,044,409,000 aggregate principal amount of any and all of its outstanding privately placed 3.625% senior notes due 2024, $2,500 million aggregate principal amount of any and all of its outstanding privately placed 4.250% senior notes due 2026 and $3,000 million aggregate principal amount of any and all of its outstanding privately placed 4.750% senior notes due 2029 (such notes privately placed on April 5, 2019, collectively, the “April 2019 Notes”); $2,250 million aggregate principal amount of any and all of its outstanding privately placed 4.700% senior notes due 2025 and $2,250 million aggregate principal amount of any and all of its outstanding privately placed 5.000% senior notes due 2030 (such notes privately placed on April 9, 2020, collectively, the “April 2020 Notes”); $1,000 million aggregate principal amount of any and all of its outstanding privately placed 2.250% senior notes due 2023, $2,250 million aggregate principal amount of any and all of its outstanding privately placed 3.150% senior notes due 2025, $2,750 million aggregate principal amount of any and all of its outstanding privately placed 4.150% senior notes due 2030 and $2,000 million aggregate principal amount of any and all of its outstanding privately placed 4.300% senior notes due 2032 (such notes privately placed on May 8, 2020, collectively, the “May 2020 Notes”); and $1,695,320,000 aggregate principal amount of any and all of its outstanding privately placed 3.459% Senior Notes due 2026 and $2,222,349,000 aggregate principal amount of any and all of its outstanding privately placed 4.110% Senior Notes due 2028 (such notes privately placed on May 21, 2020 and June 4, 2020, collectively, the “June 2020 Notes”) (the April 2019 Notes, the April 2020 Notes, the May 2020 Notes and the June 2020 Notes, the “Old Notes”) for an equal aggregate principal amount of its newly issued 3.125% Senior Notes due 2021, 3.125% Senior Notes due 2022, 3.625% Senior Notes due 2024, 4.250% Senior Notes due 2026 and 4.750% Senior Notes due 2029; the 4.700% Senior Notes due 2025 and 5.000% Senior Notes due 2030; the 2.250% Senior Notes due 2023, 3.150% Senior Notes due 2025, 4.150% Senior Notes due 2030 and 4.300% Senior Notes due 2032; and the 3.459% Senior Notes due 2026 and 4.110% Senior Notes due 2028 (collectively, the “New Notes”), respectively, in a transaction that is registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients; and

3.

A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

Please note that the Exchange Offer will expire at midnight, New York city time, on                 , 2020, unless extended by the Issuer. We urge you to contact your clients as promptly as possible.

You will be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

Additional copies of the enclosed material may be obtained form the Exchange Agent, at the address and telephone number set forth below.

Very truly yours,

Wilmington Trust, National Association

Attention: Exchange

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

DTC@WilmingtonTrust.com

Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Issuer or the Exchange Agent, or authorize you or any other person to make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus and the Letter of Transmittal.

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